Exhibit 32
Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes‑Oxley Act of 2002
In connection with the Quarterly Report of Helmerich & Payne, Inc. (the “Company”) on Form 10‑Q for the period ended December 31, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), John W. Lindsay, as Director, President and Chief Executive Officer of the Company, and Mark W. Smith, as Senior Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002, to the best of his knowledge, that:
(1)    The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ John W. Lindsay	/s/ Mark W. Smith

John W. Lindsay	Mark W. Smith
Director, President and Chief Executive Officer	Senior Vice President and Chief Financial Officer
Date: January 30, 2023	Date: January 30, 2023